Exhibit 10.3
NON COMPETITION AGREEMENT
     THIS NON COMPETITION AGREEMENT (“Agreement”) is made and entered into as of the 31st day of March, 2008, by and between Atlantic American Corporation, a corporation organized and existing under the laws of the State of Georgia (“Atlantic American”) and Columbia Mutual Insurance Company, a corporation organized and existing under the laws of the State of Missouri (“Columbia”).
     Atlantic American and Columbia have entered into a Stock Purchase Agreement, dated as of December 26, 2007 (the “SPA”). The SPA generally provides for the purchase of all of the outstanding stock (the “Interests”) of Georgia Casualty & Surety Company, a Georgia corporation, Association Casualty Insurance Company, a Texas corporation, and Association Risk Management General Agency, Inc., a Texas corporation, each a wholly-owned subsidiary of Atlantic American (collectively, the “Subsidiaries”).
     In order to induce Columbia to enter into the SPA, the undersigned is entering into this Agreement with Columbia to set forth certain terms and conditions governing certain future actions to be taken by Atlantic American.
     NOW, THEREFORE, in consideration of the transactions contemplated by the SPA and the mutual promises and covenants contained herein, the parties agree as follows:
     1. (a) Atlantic American hereby acknowledges that it is familiar with the Subsidiaries’ trade secrets and with other confidential information. Atlantic American acknowledges and agrees that Columbia would be irreparably damaged if, during the Non-Compete Period, Atlantic American or any of its affiliates were to compete with Columbia or the Subsidiaries or otherwise engage in a business similar to the business that is conducted by the Subsidiaries on the closing date, as defined in Section 1.3 of the SPA (the “Closing Date”) and that such competition by Atlantic American or any of its affiliates would result in a significant loss of the goodwill of the Subsidiaries purchased by Columbia under the SPA. Therefore, in further consideration of the Purchase Price (as such term is defined in the SPA) to be paid to Atlantic American pursuant to the SPA for the Interests and the goodwill of the Subsidiaries being sold by Atlantic American, and for other good and valuable consideration, Atlantic American agrees that from the Closing Date until the second anniversary of the Closing Date (the “Non-Compete Period”) it shall not (and shall cause its affiliates not to) directly or indirectly own any interest in, manage, control, participate in (whether as a partner, agent, representative or otherwise), consult with, render services for, or in any other manner engage in the Restricted Business anywhere in the states of Alabama, Arizona, Arkansas, Florida, Georgia, Kentucky, Louisiana, Mississippi, New Mexico, North Carolina, Oklahoma, South Carolina, Tennessee and Texas; provided, that nothing herein shall prohibit Atlantic American, or its affiliates from:

     (i) marketing, selling or licensing business through its subsidiaries or affiliates (a) American Southern Insurance Company and American Safety Insurance Company, so long as such activities are limited to the underwriting of large account business that are specially underwritten and specially reinsured and (b) Delta Fire and Casualty Insurance Company, so long as such activities are limited to the home service distribution of fire contents policies;
     (ii) acquiring or combining with a business (by merger or otherwise), a component of which engages in the Restricted Business so long as the Restricted Business component does not exceed 25% of the annual direct written premiums of the acquired business as of the date of acquisition; provided, that Atlantic American and its affiliates may also acquire or combine with a business where a portion of such business engages in the Restricted Business if both:
     (1) the annual direct written premiums of such business engaging in the Restricted Business does not exceed 35% of the annual direct written premiums of the acquired business as of the date of acquisition; and
     (2) Atlantic American or its affiliates, as applicable, uses reasonable efforts to divest the portion of such business engaging in the Restricted Business within one (1) year after its acquisition; provided further, that Atlantic American shall notify Columbia and give Columbia the opportunity to participate in the bidding or other process for such divesture or sale during such period on a basis substantially equal to the other interested parties and, if Columbia offers an amount equal to or more than other interested parties, will negotiate in good faith to sell such business to Columbia;
     (iii) being a passive owner of not more than 5% of the outstanding voting stock of a corporation which is publicly traded and is engaged in any aspect of the Restricted Business.
For purposes hereof, the term “Restricted Business” means the underwriting of primary standard commercial property and casualty business.
     (b) Notwithstanding any implication to the contrary above, during the Non-Compete Period, Atlantic American shall not, and shall cause its affiliates not to, directly, or indirectly:
     (i) induce or attempt to induce any employee of the Subsidiaries to leave the employ of the Subsidiaries, or in any way interfere with the relationship between the Subsidiaries and any employee thereof; provided, that the term “induce or attempt to induce” shall not include generalized, non-targeted searches for employees through: (A) the publication of an advertisement or other public announcement; or (B) the use of a recruiting or employment agency to which the name of an individual employed by the Subsidiaries on the Closing Date has not been provided; or
     (ii) call on, solicit or service any customer, licensee, licensor or other business relation of the Subsidiaries in order to induce or attempt to induce such person to cease doing business with the Subsidiaries, or in any way adversely interfere with the relationship between any such customer, supplier, licensee, licensor or other business relation and the Subsidiaries (including making any negative statements or communications about the Subsidiaries).
     (c) If, at the time of enforcement of the covenants contained herein (the “Restrictive Covenants”), a court shall hold that the duration, scope or area restrictions stated herein are unreasonable under circumstances then existing, the parties agree that the court shall be allowed and directed to revise the restrictions contained herein to cover the maximum period, scope and area permitted by law.
     (d) The obligations of Atlantic American shall terminate:
     (i) As to any transferee of Atlantic American or transferee of an affiliate who purchases Atlantic American or a business or division of Atlantic American or such affiliate, provided that none of Atlantic American or its affiliates holds more than a 5% equity interest in such transferee; and/or
     (ii) In the event of a Change of Control. For purposes herein, a “Change of Control” shall mean (i) the consummation of a stock purchase transaction involving Atlantic American’s outstanding capital stock, a merger or consolidation of Atlantic American with or into another entity, or any other corporate reorganization involving Atlantic American, if, in any such case, persons who were not stockholders of Atlantic American immediately prior to such transaction, merger, consolidation or other reorganization own immediately after such transaction, merger, consolidation or other reorganization more than 50% of the voting power of the outstanding securities of each of (A) the continuing or surviving entity and (B) any direct or indirect parent corporation of such continuing or surviving entity or (ii) the sale, transfer or other disposition of all or substantially all of Atlantic American’s consolidated assets.
     2. The undersigned acknowledges and agrees that Columbia could not be made whole by monetary damages in the event of any default by the undersigned of the terms and conditions set forth in this Agreement. It is accordingly agreed and understood that Columbia, in addition to any other remedy which it may have at law or in equity, shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and specifically to enforce the terms and provisions hereof in any action instituted in any state or federal court having appropriate jurisdiction located in Georgia or Texas.
     3. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.
     4. This Agreement may be executed in one or more identical counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument. Telecopy transmissions of signatures shall be deemed to constitute originals.

     IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the undersigned as of the day and year first above written.

ATLANTIC AMERICAN CORPORATION		COLUMBIA MUTUAL INSURANCE COMPANY

	/s/ John G. Sample, Jr.		/s/ Gary W. Thompson

Name:	John G. Sample, Jr.	Name:	Gary W. Thompson
Title:	Senior Vice President & CFO	Title:	Executive Vice President
	(Please print or type)		(Please print or type)
(Signature page to Non Competition Agreement)